Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Golden Star Resources Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP
CHARTERED ACCOUNTANTS
Vancouver, British Columbia
August 25, 2010